 Exhibit 10.18

AGREEMENT OF AMENDMENT AND RESCISSION

THIS AGREEMENT, dated as of July 11, 2014, by and among METROSPACES, INC., a Delaware corporation (“MSPC”), RICHARD S. ASTROM (“Astrom”) and DIXIE ASSETS MANAGEMENT, INC. (“Dixie”),

WITNESSETH:

WHEREAS, MSPC and Astrom entered into a Convertible Promissory Note Exchange Agreement, dated as of May 1, 2014 (the “Exchange Agreement”), pursuant to which MSPC made and delivered to Astrom the New Convertible Note, as that term is defined therein; and

WHEREAS, the Exchange Agreement provided, among other things, that the price for the conversion of the principal amount of the New Convertible Note and interest accrued thereon into shares of common stock, par value $0.000001 per share, of MSPC (“Common Stock”) was the par value thereof (the “Conversion Price”); and

WHEREAS, on May 20, 2014, Astrom assigned his full right, title and interest in $280.00 of the principal amount of the New Convertible Note to Dixie (the “Assignment”); and

WHEREAS, on May 20, 2014, Dixie delivered to MSPC a Notice of Election to Convert, dated May 20, 2014 (the “Notice”), whereunder Dixie gave notice of its election to convert said $280.00 principal amount into 280,000,000 shares of Common Stock (the “Conversion”); and

WHEREAS, pursuant to the notice, MSPC caused its transfer agent, Pacific Stock Transfer (“Pacific”) to issue to Dixie stock certificates No. 2529 and 2530, each representing 140,000,000 shares of Common Stock (the “Certificates”); and

WHEREAS, the parties have determined that (i) the conversion of said $280.00 principal amount into 280,000,000 shares of Common Stock at the Conversion Price should be rescinded and (ii) the Conversion Price was improvidently determined and the Exchange Agreement should be amended to provide for a different price for the conversion of the principal amount of the New Convertible Note and interest accrued thereon into shares of Common Stock,

NOW, THEREFORE, the parties agree as follows:

1. Rescission. Dixie and MSPC agree that the Conversion shall be and by virtue of this Agreement is rescinded. In connection with such rescission, (i) Dixie shall deliver the Certificates to Pacific for cancellation, (ii) MSPC shall deliver a copy of this Agreement to Pacific, together with instructions to cancel the Certificates and return the shares formerly represented thereby to the status of authorized and unissued shares, (iii) the principal amount of the New Convertible amount shall be increased by $280.00, being the amount thereof that was converted into Common Stock in the Conversion and (iv) the parties shall be restored in all respects to their respective positions immediately prior to the execution and delivery of the Assignment. In furtherance of clause (iii) of the previous sentence, Astrom and Dixie hereby rescind the Assignment, it being understood that all rights to the $280.00 specified in said clause are held by Astrom.

2. Amendment of Exchange Agreement.

(a) Amendment of Section 5(c). MSPC hereby amend Section 5(c) of the Exchange Agreement to read as follows:

(c) Conversion Price. The Conversion Price for the Convertible Note shall be two and one-half percent (2.5%) of the Current Market Price, provided that the Conversion Price shall not be less than the par value of one share of Common Stock. As used in the previous sentence, the term “Current Market Price” shall mean the average of the daily closing price for a share of Common Stock for the three (3) consecutive trading days ending on the trading day immediately prior to the day on which the Convertible Note is delivered for conversion pursuant to Subsection (a) of this Section 5. A trading day shall be any day on which the Common Stock is able to be traded on an organized securities market or trading system in the United States of America, whether or not the Common Stock actually is traded on such day. The closing price for each day shall be the last reported sales price, or, in case no reported sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Corporation or if, in the judgment of the Board of Directors of the Corporation, there exists no principal United States market for the Common Stock, then as determined by the Board of Directors of the Corporation.

(b) Elimination of Section 5(d). Section 5(d) of the Exchange Agreement is hereby eliminated therefrom and no provisions of the Exchange Agreement or the New Convertible Note relating to adjustment of the Conversion Price shall be given effect.

(c) General Provisions.

(i) Modification; Full Force and Effect. Except as expressly modified and superseded by this instrument, the terms, representations, warranties, covenants and other provisions of the Exchange Agreement and the New Convertible Note are and shall continue to be in full force and effect in accordance with their respective terms.

(ii) References to the Exchange Agreement. After the date hereof, all references herein and in the New Convertible Note to “this Agreement,” “the transactions contemplated by this Agreement,” “the Exchange Agreement” and phrases of similar import, shall refer to the Exchange Agreement as amended by this instrument (it being understood that all references herein to “the date hereof” or “the date of this Agreement” shall continue to refer to May 1, 2014).

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(iii) Defined Terms. Terms used herein that are defined in the Merger Agreement, as it existed prior to the execution and delivery of this instrument, shall have the same meaning as ascribed to them therein.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

METROSPACES, INC.		DIXIE ASSETS MANAGEMENT, INC.

By:	/s/ Oscar Brito	By:	/s/ Richard S. Astrom
	Oscar Brito		Richard S. Astrom
	President		President

/s/ Richard S. Astrom
Richard S. Astrom

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